UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 11, 2024

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFG	Nasdaq Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 11, 2024, Principal Financial Group, Inc. (the “Company”) announced the retirement of Patrick G. Halter, President and Chief Executive Officer of Principal Asset Management, effective April 2, 2024. Mr.  Halter will assume the interim role of Division President of Principal Asset Management effective February 10, 2024, until his retirement on April 2, 2024. Kamal Bhatia, who currently serves as Senior Executive Managing Director and Global Head of Investments of Principal Asset Management, President of Principal Funds and Chairman of Principal Funds Board, will become President and Chief Executive Officer of Principal Asset Management, effective February 10, 2024.

A copy of the press release announcing Mr. Halter’s retirement and Mr. Bhatia's appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release of Principal Financial Group, Inc., dated January 11, 2024.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

	By:	/s/ Christopher Agbe-Davies
	Name:	Christopher Agbe-Davies
	Title:	Vice President, Associate General Counsel and Assistant Secretary

Date: January 11, 2024